CAPITAL ONE CAPITAL APPRECIATION FUND
CAPITAL ONE MID CAP EQUITY FUND
CAPITAL ONE TOTAL RETURN BOND FUND
CAPITAL ONE U.S. GOVERNEMENT INCOME FUND
CAPITAL ONE CASH RESERVE FUND
CAPITAL ONE U.S. TREASURY MONEY MARKET FUND

MINUTES OF THE SPECIAL MEETING OF SHAREHOLDERS

October 21, 2008

A Special Meeting of shareholders of the Capital One Capital Appreciation Fund (Capital Appreciation Fund), Capital One Mid Cap Equity Fund (Mid Cap Equity Fund), Capital One
Total Return Bond Fund (Total Return Bond Fund), Capital
One U.S. Government Income Fund (U.S. Government
Income Fund), Capital One Cash Reserve Fund (Cash
Reserve Fund) and Capital One U.S. Treasury Money Market
Fund (U.S. Treasury Money Market Fund) (each a Fund and collectively, the Funds), series of the Capital One Funds (the Trust) was held at the offices of the Funds Administrator, Citi Fund Services Ohio, Inc. (Citi), 3435 Stelzer Road, Suite 1000, Columbus, Ohio 43219, on October 21, 2008, at 11:00 a.m. (the Special Meeting).

Present at the Meeting were Richard Chauvin*, President of the Trust; Donald Lee*, Chief Compliance Officer and the Trust; Daniel J. Igo*, Secretary of the Trust and Assistant Vice President of Citi; Michael Mastroianni, Vice President of Citi; and Michelle Lombardo*, Counsel of Drinker Biddle & Reath
LLP, counsel to the Trust. No shareholders were present at the Special Meeting for the purpose of voting their shares.

Mr. Chauvin, serving as Chairman, called the Special Meeting to order and Mr. Igo recorded the minutes. The Chairman announced that Mr. Igo, a duly appointed Proxy of shareholders of the Funds, appointed Mr. Mastroianni to act as the substitute Proxy of meeting to cast ballots in accordance with the shareholders instructions. The copies of the Ballots signed by Mr. Mastroianni were submitted to the Secretary.
The Secretary then presented a copy of the Notice of the Special Meeting dated September 7, 2008, Proxy Statement dated September 7, 2008, copies of tabulation letters, and form of Proxy mailed to the shareholders of the Funds together with an affidavit provided by Broadridge Financial Solutions, Inc. 60 Research Road, Hingham, MA 02043, as to the timely and proper mailing of the Notice of Special Meeting, Proxy Statement and form of Proxy to each shareholder entitled to vote. The Chairman than appointed Donald Lee as Inspector of Election and directed him to sign and oath that would be filed with the minutes of the Special Meeting.

Mr. Lee then reported that of the shares outstanding for each of the Funds, on July 23, 2008, the record date for the Special
Meeting, a majority of the shares outstanding of the Funds were present, represented by proxy, as follows:

Fund					Shares Outstanding
Capital Appreciation Fund		8,759,187.00
Mid Cap Equity Fund			6,055,072.00
Total Return Bond Fund			4,745,645.00
U.S. Government Income Fund		7,824,975.00
Cash Reserve Fund				175,310,988.00
U.S. Treasury Money Market Fund	98,867,066.00

The Chairman indicated that the required quorum of a majority of the shares of each of the Funds outstanding as of the record date was represented by proxy and that the meeting could proceed.

The Chairman next stated that the first order of business was Proposal No. 1 regarding the Capital Appreciation Fund. The Chairman then indicated that the Secretary would present the resolution in written form on the matter under consideration for the Fund and that the named Proxy would cash ballots in accordance with his instructions. Whereupon the Secretary presented the following resolution:

RESOLVED, that the proposal to approve the Agreement and Plan of Reorganization providing for the (i) transfer of the net assets of the Capital Appreciation Fund to the Fidelity Advisor Growth & Income Fund in exchange solely for shares of beneficial interest of the Fidelity Advisor Growth & Income
Fund, and (ii) distribution of such shares to shareholders of the Capital Appreciation Fund in complete liquidation of the Capital Appreciation Fund, be, and the same hereby is, approved.

The Chairman stated that the vote of a majority of the outstanding voting securities, as defined in the Proxy
Statement, had voted FOR the proposal. He then asked Mr. Lee to confirm, and state the number of shares voting for, against and abstaining from the Proposal.

Mr. Lee state that the number of shares voting in favor of the Proposal were 7,765,850.84, against were 2,088.00 and abstaining were 350.00. The Chairman then stated that the affirmative vote of a majority of the outstanding voting securities, as defined in the Proxy Statement, constituted a majority and therefore, the Proposal has passed.

The Chairman then stated that the next order of business was Proposal No. 2 regarding the Mid Cap Equity Fund. The
Chairman then indicated that the Secretary would present the resolution in written form on the matter under consideration for the Fund and that the named Proxy would cast ballots in accordance with his instructions. Whereupon the Secretary presented the following resolution:

RESOLVED, that the proposal to approve the Agreement and Plan of Reorganization providing for the (i) transfer of the net assets of the Mid Cap Equity Fund to the Fidelity Advisor Mid
Cap II Fund in exchange solely for shares of beneficial interest of the Fidelity Advisor Mid Cap II Fund, and (ii) distribution of such shares to shareholders of the Mid Cap Equity Fund in complete liquidation of the Mid Cap Equity Fund, be, and the same hereby is, approved.

The Chairman stated that the vote of a majority of the outstanding voting securities, as defined in the Proxy
Statement, had voted FOR the Proposal. He then asked Mr. Lee to confirm, and state the number of shares voting for, against and abstaining from the Proposal.

Mr. Lee state that the number of shares voting in favor of the Proposal were 5,566,136.76, against were 779.00 and abstaining were 944.00. The Chairman then stated that the affirmative vote of a majority of the outstanding voting securities, as defined in the Proxy Statement, constituted a majority and therefore, the Proposal has passed.

The Chairman then stated that the next order of business was Proposal No. 3 regarding the Total Return Bond Fund. The
Chairman then indicated that the Secretary would present the resolution in written form on the matter under consideration for the Fund and that the named Proxy would cast ballots in accordance with his instructions. Whereupon the Secretary presented the following resolution:

RESOLVED, that the proposal to approve the Agreement and Plan of Reorganization providing for the (i) transfer of the net assets of the Total Return Bond Fund to the Fidelity Advisor Investment Grade Bond Fund in exchange solely for shares of beneficial interest of the Fidelity Adviser Investment Grade Bond Fund, and (ii) distribution of such shares to shareholders of the Total Return Bond Fund in complete liquidation of the Total Return Bond Fund, be, and the same hereby is, approved.

The Chairman stated that the vote of a majority of the outstanding voting securities, as defined in the Proxy
Statement, had voted FOR the Proposal. He then asked Mr.
Lee to confirm, and state the number of shares voting for, against and abstaining from the Proposal.

Mr. Lee stated that the number of shares voting in favor of the Proposal were 4,694,859.40, against were 0.00 and abstaining were 0.00. The Chairman then stated that the affirmative vote of a majority of the outstanding voting securities, as defined in the Proxy Statement, constituted a majority and therefore, the Proposal had passed.

The Chairman then stated the next order of business was Proposal No. 4 regarding the U.S. Government Income Fund.
The Chairmen then indicated the Security would present the resolution in written form on the matter under consideration for the Fund and that the named Proxy would cast ballots in accordance with his instructions. Whereupon the Secretary presented the following resolution:

RESOLVED, that the proposal to approve the Agreement and Plan of Reorganization providing for the (i) transfer of the net assets of the U.S Government Income Fund to the Fidelity
Advisor Government Income Fund in exchange solely for shares of beneficial interest of the Fidelity Adviser Government Income Fund, and (ii) distribution of such shares to shareholders of the U.S Government Income Fund in complete liquidation of the U.S Government Income Fund, be, and the same hereby is, approved.

The Chairman stated that the vote of a majority of the outstanding voting securities, as defined in the Proxy
Statement, had voted FOR the Proposal. He then asked Mr. Lee to confirm, and state the number of shares voting for, against and abstaining from the Proposal.

Mr. Lee stated that the number of shares voting in favor of the Proposal were 7,575,996.35, against were 3,492.00 and abstaining were 0.00. The Chairman then stated that the affirmative vote of a majority of the outstanding voting securities, as defined in the Proxy Statement, constituted a majority and therefore, the Proposal had passed.

The Chairman then stated the next order of business was Proposal No. 5 regarding the Cash Reserve Fund. The
Chairmen then indicated the Security would present the resolution in written form on the matter under consideration for the Fund and that the named Proxy would cast ballots in accordance with his instructions. Whereupon the Secretary presented the following resolution:

RESOLVED, that the proposal to approve the Agreement and Plan of Reorganization providing for the (i) transfer of the net assets of the Cash Reserve Fund to the Fidelity Institutional Money Market Fund - Prime Money Market Portfolio in exchange solely for shares of beneficial interest of the Fidelity Institutional Money Market Fund - Prime Money Market
Portfolio, and (ii) distribution of such shares to shareholders of the Cash Reserve Fund in complete liquidation of the Cash
Reserve Fund, be, and the same hereby is, approved.

The Chairman stated that the vote of a majority of the outstanding voting securities, as defined in the Proxy
Statement, had voted FOR the Proposal. He then asked Mr. Lee to confirm, and state the number of shares voting for, against and abstaining from the Proposal.

Mr. Lee stated that the number of shares voting in favor of the Proposal were 112,451,661.88, against were 87,251.64 and abstaining were 259,162.00. The Chairman then stated that the affirmative vote of a majority of the outstanding voting securities, as defined in the Proxy Statement, constituted a majority and therefore, the Proposal had passed.

The Chairman then stated the next order of business was Proposal No. 6 regarding the U.S. Treasury Money Market
Fund. The Chairmen then indicated the Security would present the resolution in written form on the matter under consideration for the Fund and that the named Proxy would cast ballots in accordance with his instructions. Whereupon the Secretary presented the following resolution:

RESOLVED, that the proposal to approve the Agreement and Plan of Reorganization providing for the (i) transfer of the net assets of the U.S. Treasury Money Market Fund to the Fidelity Institutional Money Market Fund - Treasury Portfolio in exchange solely for shares of beneficial interest of the Fidelity Institutional Money Market Fund - Treasury Portfolio, and (ii) distribution of such shares to shareholders of the U.S. Treasury Money Market Fund in complete liquidation of the U.S.
Treasury Money Market Fund, be, and the same hereby is, approved.

The Chairman stated that the vote of a majority of the outstanding voting securities, as defined in the Proxy
Statement, had voted FOR the Proposal. He then asked Mr. Lee to confirm, and state the number of shares voting for, against and abstaining from the Proposal.

Mr. Lee stated that the number of shares voting in favor of the Proposal were 63,218,350.00, against were 77,752.00 and abstaining were 3,185,792.00. The Chairman then stated that the affirmative vote of a majority of the outstanding voting securities, as defined in the Proxy Statement, constituted a majority and therefore, the Proposal had passed.

Thereafter, there being no further business, the Special Meeting was adjourned.

/s/ Daniel. J. Igo
Daniel. J. Igo
Secretary of the Special Meeting